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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13, OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                       FEBRUARY 3, 2000 (JANUARY 31, 2000)


                           AREA BANCSHARES CORPORATION
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             (Exact name of registrant as specified in its charter)

   Kentucky                          0-26032                     61-0902343
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(State or other              (Commission File Number)          (IRS Employer
 jurisdiction of                                             Identification No.)
 incorporation)


   230 Frederica Street, Owensboro KY                               42301
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(Address of principal executive office)                           (Zip code)


Registrant's telephone number, including area code: (270) 926-3232
                                                   --------------------


                                 Not Applicable
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)



                     The Current Report consists of 6 pages.
                     The exhibit index is located on page 4.



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Item 5.  Other Events

         On February 2, 2000 Area Bancshares Corporation ("Area") announced that it completed on January 31, 2000 the acquisition of Peoples Bank of Murray, Murray, Kentucky; Dees Bank of Hazel, Hazel, Kentucky; Bank of Lyon County, Eddyville, Kentucky; and Bank of Livingston County, Tiline, Kentucky. Total assets of these four affiliated banks were approximately $376 million.

         The acquisition, which was originally announced on August 25, 1999, makes Area the largest Kentucky-based bank holding company, with assets of approximately $2.7 billion.

         Area paid a total of $77,750,000 in cash for these affiliated banking companies. The transaction will be accounted for using the purchase method of accounting.

         A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

         C.  Exhibits


                        Exhibit No.                   Description
                        -----------                   -----------
                           99.1           Press release dated February 2, 2000





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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           Area Bancshares Corporation

DATE: February 3, 2000                     By: /s/ Edward J. Vega
                                              ----------------------------------
                                               Edward J. Vega
                                               Senior Vice President &
                                               Chief Financial Officer




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                                INDEX TO EXHIBITS



         Exhibit Number             Exhibit Description                    Page
         --------------             -------------------                    ----
              99.1          Press release dated February 2, 2000             5







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